                                                             File No.
                                                                     -----------
   As filed with the Securities and Exchange Commission on September 20, 2001

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                      CRESCENT REAL ESTATE EQUITIES COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

             Texas                                               52-1862813
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

              777 Main Street, Suite 2100, Fort Worth, Texas 76102
                    (Address of Principal Executive Offices)

       CRESCENT REAL ESTATE EQUITIES COMPANY EMPLOYEE SHARE PURCHASE PLAN
                             (Full Title of the Plan)

                                  John C. Goff
                             Chief Executive Officer
                      Crescent Real Estate Equities Company
                           777 Main Street, Suite 2100
                             Fort Worth, Texas 76102
                     (Name and Address of Agent for Service)

                                 (817) 321-2100
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

Sylvia M. Mahaffey, Esq.                          David M. Dean
  Shaw Pittman LLP              Executive Vice President, Law and Administration
 2300 N Street, N.W.                  Crescent Real Estate Equities Company
Washington, D.C. 20037                    777 Main Street, Suite 2100
                                            Fort Worth, Texas 76102

                                                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
                                                               Proposed Maximum         Proposed Maximum
      Title of Securities                  Amount to be         Offering Price         Aggregate Offering            Amount of
       to be Registered                  Registered (1)(3)       Per Share (2)              Price (2)             Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial              1,000,000 shares          $ 21.375               $ 21,375,000                $ 5,344
Interest, $.01 par value per share
----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Crescent Real Estate Equities Company Employee Share Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding common shares.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c), based on the average of the high and low sales price on September 17, 2001, as reported by the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated herein by this reference and made a part hereof:

     (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 2000, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year ended December 31, 2000; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed on March 24, 1997 filed under Section 12(b) of the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION.

     The Registrant's Restated Declaration of Trust (the "Declaration of Trust") provides that no trust manager shall be liable to the Registrant for any act, omission, loss, damage, or expense arising from the performance of his duties to the Registrant save only for his own willful misfeasance or willful malfeasance or gross negligence. In addition to, but in no respect whatsoever in limitation of the foregoing, the liability of each trust manager for monetary damages shall be eliminated to the fullest extent permitted by applicable law. The Declaration of Trust also provides that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

     The Declaration of Trust provides that the trust managers and officers shall be indemnified to the maximum extent permitted by Texas law. Under current Texas law, the trust will indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer if it is determined that the person (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity as a trust manager or officer of the real estate investment trust, that his conduct was in the real estate investment trust's best interests; and (b) in all other cases, that his conduct was at least not opposed to the real estate investment trust's best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Except to the extent provided in the following sentence, a trust manager or officer may not be indemnified (i) in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or (ii) in which the person is found liable to the real estate investment trust. Notwithstanding the foregoing, a person may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; provided that if the person is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received by the person, the indemnification
(i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

     In addition, the Declaration of Trust and the Registrant's Amended and Restated Bylaws, as amended (the "Bylaws"), require the Registrant to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former trust manager or officer made a party to a proceeding by reason of his status as a trust manager or officer, provided that the Registrant shall have received (i) a written affirmation by the trust manager or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met. The Declaration of Trust and Bylaws also permit the Registrant to provide indemnification, payment or reimbursement of expenses to any employee or agent of the Registrant in such capacity. The Declaration of Trust and Bylaws also permit the Registrant to indemnify a person who was or who agreed to appear as a witness or other participant in a proceeding at a time when he is not named a defendant or respondent in the proceeding. Any indemnification, payment or reimbursement of the expenses permitted by the Declaration of Trust and Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Texas Real Estate Investment Trust Act for trust managers.

     The limited partnership agreement of Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") contains indemnification provisions comparable to those contained in the Declaration of Trust.

     The Registrant carries insurance that purports to insure officers and trust managers of the Registrant against certain liabilities incurred by them in the discharge of their official functions.

     The Registrant and the Operating Partnership have entered into indemnification agreements with each of the Registrant's executive officers and trust managers. The indemnification agreements require, among other things, that the Registrant and the Operating Partnership indemnify such officers and trust managers to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Registrant and the Operating Partnership also must indemnify and advance expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and cover officers and directors under the Registrant's and the Operating Partnership's directors' and officers' liability insurance, if any. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Declaration of Trust, the Bylaws and the limited partnership agreement of the Operating Partnership, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Trust Managers of the Registrant or by the stockholders to alter, limit or eliminate the rights they provide.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

     4.01 Restated Declaration of Trust of Crescent Real Estate Equities Company, as amended (filed as Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by reference)

     4.02 Amended and Restated Bylaws of Crescent Real Estate Equities Company, as amended (filed as Exhibit No. 3.02 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference)

     4.03 Form of Common Share Certificate (filed as Exhibit No. 4.03 to the Registrant's Registration Statement on Form S-3 (File No. 333-21905) and incorporated herein by reference)

     4.04 Statement of Designation of 6-3/4% Series A Convertible Cumulative Preferred Shares of Crescent Real Estate Equities Company (filed as Exhibit No. 4.07 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference)

     4.05 Form of Certificate of 6-3/4% Series A Convertible Cumulative Preferred Shares of Crescent Real Estate Equities Company (filed as Exhibit No. 4 to the Registrant's Registration Statement on Form 8-A/A filed on February 18, 1998 and incorporated by reference)

     4.06 Indenture, dated as of September 22, 1997, between Crescent Real Estate Equities Limited Partnership and State Street Bank and Trust Company of Missouri, N.A. (filed as Exhibit No. 4.01 to the Registration Statement on Form S-4 (File No.

            333-42293) of Crescent Real Estate Equities Limited Partnership and incorporated herein by reference)

     4.07 6-5/8% Note due 2002 (filed as Exhibit No. 4.07 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (the "1998 2Q 10-Q") and incorporated herein by reference)

     4.08 7-1/8% Note due 2007 (filed as Exhibit No. 4.08 to the 1998 2Q 10-Q and incorporated herein by reference)

     4.09 Second Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, dated as of November 1, 1997, as amended (filed herewith)

     4.10 Pursuant to Regulation S-K Item 601(b)(4)(iii), the Registrant by this filing agrees, upon request, to furnish to the Securities and Exchange Commission a copy of other instruments defining the rights of holders of long-term debt of the Registrant

     5.01 Opinion of Shaw Pittman LLP with respect to legality of the Common Stock registered hereunder (filed herewith)

     23.01  Consent of Arthur Andersen LLP (filed herewith)

     23.02. Consent of Shaw Pittman (included in its opinion filed as Exhibit 5 hereto)

     24     Power of Attorney (included in signature page)

ITEM 9. UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act,

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or the aggregate, represents a fundamental change in the information set forth in the registration statement, and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statements, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering;

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 20th day of September, 2001.


                                       CRESCENT REAL ESTATE EQUITIES COMPANY,
                                       a Texas real estate investment trust
                                       (Registrant)

                                       By: /s/ John C. Goff
                                           -------------------------------------
                                           John C. Goff
                                           Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Goff and David M. Dean, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                    Title                                            Date
         ---------                                    -----                                            ----

                                      Trust Manager and Chairman of the Board
-----------------------------------
Richard E. Rainwater

/s/ John C. Goff                      Trust Manager and Chief Executive Officer                 September 19, 2001
-----------------------------------   (Principal Executive Officer)
John C. Goff

/s/ Jerry R. Crenshaw, Jr.            Senior Vice  President,  Chief  Financial  Officer        September 20, 2001
-----------------------------------   and Accounting  Officer  (Principal  Financial and
Jerry R. Crenshaw, Jr.                Accounting Officer)

/s/ Anthony M. Frank                  Trust Manager                                             September 19, 2001
-----------------------------------
Anthony M. Frank

/s/ William F. Quinn                  Trust Manager                                             September 18, 2001
-----------------------------------
William F. Quinn

/s/ Paul E. Rowsey, III               Trust Manager                                             September 18, 2001
-----------------------------------
Paul E. Rowsey, III

                                      Trust Manager
-----------------------------------
David M. Sherman

                                 EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

 4.01          Restated Declaration of Trust of Crescent Real Estate Equities
               Company, as amended (filed as Exhibit 3.01 to the Registrant's
               Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by reference)

 4.02          Amended and Restated Bylaws of Crescent Real Estate Equities
               Company, as amended (filed as Exhibit No. 3.02 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
               September 30, 1998 and incorporated herein by reference)

 4.03 Form of Common Share Certificate (filed as Exhibit No. 4.03 to the Registrant's Registration Statement on Form S-3 (File No.
               333-21905) and incorporated herein by reference)

 4.04          Statement of Designation of 6-3/4% Series A Convertible
               Cumulative Preferred Shares of Crescent Real Estate Equities
               Company (filed as Exhibit No. 4.07 to the Registrant's Annual
               Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference)

 4.05          Form of Certificate of 6-3/4% Series A Convertible Cumulative
               Preferred Shares of Crescent Real Estate Equities Company (filed as Exhibit No. 4 to the Registrant's Registration Statement on
               Form 8-A/A filed on February 18, 1998 and incorporated by reference)

 4.06          Indenture, dated as of September 22, 1997, between Crescent Real
               Estate Equities Limited Partnership and State Street Bank and
               Trust Company of Missouri, N.A. (filed as Exhibit No. 4.01 to the
               Registration Statement on Form S-4 (File No. 333-42293) of
               Crescent Real Estate Equities Limited Partnership and incorporated herein by reference)

 4.07          6-5/8% Note due 2002 (filed as Exhibit No. 4.07 to the
               Registrant's Quarterly Report on Form 10-Q for the quarter ended
               June 30, 1998 (the "1998 2Q 10-Q") and incorporated herein by reference)

 4.08          7-1/8% Note due 2007 (filed as Exhibit No. 4.08 to the 1998 2Q
               10-Q and incorporated herein by reference)

 4.09          Second Amended and Restated Agreement of Limited Partnership of
               Crescent Real Estate Equities Limited Partnership, dated as of
               November 1, 1997, as amended (filed herewith)

 4.10 Pursuant to Regulation S-K Item 601(b)(4)(iii), the Registrant by this filing agrees, upon request, to furnish to the Securities and Exchange Commission a copy of other instruments defining the rights of holders of long-term debt of the Registrant

 5.01 Opinion of Shaw Pittman LLP with respect to legality of the Common Stock registered hereunder (filed herewith)

23.01          Consent of Arthur Andersen LLP (filed herewith)

23.02.         Consent of Shaw Pittman (included in its opinion filed as Exhibit
               5 hereto)

24             Power of Attorney (included in signature page)